                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY

        NAME OF SUBSIDIARY                        ORGANIZED UNDER THE LAWS OF
Sun Hydraulik Holdings Limited                  England and Wales
Sun Hydraulics Foreign Sales Corporation        Barbados
Sun Hydraulik GmbH                              The Federal Republic of Germany
Sun Hydraulics Korea Corporation                Korea
Sun Hydraulics Limited                          England and Wales